Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Giga-tronics Incorporated on Form S-1 of our report dated June 20, 2017 on the consolidated financial statements of Giga-tronics Incorporated and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

San Francisco, California

October 17, 2018